EXHIBIT 99.1

                                POWER OF ATTORNEY
                                -----------------

         The undersigned, Reuters Nederland, B.V., hereby constitutes and appoints Julian Brown and Andrew Wood its attorneys-in-fact, with full power of substitution, to execute statements on Schedule 13G (including any and all amendments thereto) by the undersigned, for purposes of Section 13(g) of the United States Securities Exchange Act of 1934, as amended, of shares of Common Stock of TIBCO Software Inc., and to file said statements (including any and all amendments thereto), with exhibits thereto, with the United States Securities and Exchange Commission. The undersigned do hereby authorize, ratify and confirm all that said attorneys-in-fact, and their substitute(s) (if any), shall do or cause to be done by virtue hereof.

Dated as of February 24, 2000                      REUTERS NEDERLAND B.V.


                                                   By:  /s/ T.A.M. Hakvoort
                                                        ---------------------
                                                        Name:   T.A.M. Hakvoort
                                                        Title:  Director